UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 26, 2020

Date of Report (Date of earliest event reported)

RIBBON COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38267	82-1669692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, massachusetts 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	RBBN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ribbon Communications Inc., (“Ribbon” or the “Company”) announced that Kevin Riley, Executive Vice President and Chief Technology Officer, will depart the Company effective November 6, 2020. Mr. Riley has been with Ribbon and its predecessor companies for 19 years and has served in a number of roles including Senior Vice President, Engineering and Operations and Chief Technology Officer of Sonus Networks, Inc. (“Sonus”) prior to the formation of Ribbon through the merger of Sonus and GENBAND in 2017. As a result of Mr. Riley’s departure, Ribbon intends to eliminate the role of an executive-level Chief Technology Officer and instead will divide those responsibilities between separate CTOs reporting directly to the respective general managers of the Company’s two current business lines. The Company also announced that John McCready, Executive Vice President and Chief Transformation Officer, will depart the Company effective November 2, 2020. Mr. McCready has been with Ribbon and its predecessor companies for 13 years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2020	Ribbon Communications Inc.

	By:	/s/ Patrick Macken
Name: Patrick Macken
Title: Executive Vice President, Chief Legal Officer and Secretary